Exhibit 10.64

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement (this "Agreement") is made and entered into as of the 31st day of August, 1999, by and between American Physicians Service Group, Inc., a Texas corporation ("APS") and David L. Berry, M.D.
(the "Shareholder").

                                R E C I T A L S:

         WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated December 31, 1998, entered into by Shareholder and Syntera HealthCare Corporation, a Texas corporation ("Syntera"), and the other contracts and agreements to which Shareholder is a party as contemplated in the Merger Agreement (the Merger Agreement and all such other contracts and agreements are hereinafter referred to collectively as the "Acquisition Documents"), Shareholder acquired 64,642 shares (the "Syntera Shares") of the $0.001 par value per share common stock of Syntera; and

         WHEREAS, in connection with the execution of the Merger Agreement, APS and Shareholder entered into that certain Share Exchange Agreement dated December 31, 1998 (the "Original Agreement"); and

         WHEREAS, APS and Shareholder have agreed to terminate the Original Agreement upon the execution of this Agreement; and

         WHEREAS, at the time of execution of this Agreement, Syntera and Shareholder (in his capacity as a shareholder of Syntera) are contemplating a proposed merger (the "Merger") between Syntera and a subsidiary of FemPartners, Inc., a Delaware corporation ("FemPartners"), pursuant to which Syntera may or may not be the surviving corporation; and

         WHEREAS, notwithstanding the Merger and any effect it might have on Shareholder's rights under the Original Agreement, APS has agreed, on the terms and subject to the conditions hereof, to exchange cash, certain shares of its $0.10 par value per share common stock ("APS Common"), shares of common stock, par value $0.01, of Prime Medical Services, Inc., a Delaware corporation (the "Prime Stock"), or a combination thereof, as determined by APS, for the Subject Shares (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERMINATION OF SHARE EXCHANGE AGREEMENT. Contemporaneous with and contingent only upon the execution of this Agreement, the Original Agreement is hereby terminated and revoked, and all rights and privileges of the parties thereto are nullified.

         2. EFFECT OF MERGER. In the event the Merger occurs on or before December 31, 1999, the shares of FemPartners received by Shareholder in the Merger, in return for the Syntera shares (the "FemPartners Shares"), shall be treated as Syntera Shares for all purposes hereunder. As used herein, "Subject Shares" shall refer exclusively to the Syntera Shares, unless the Merger occurs on or before December 31, 1999, in which event "Subject Shares" shall, after the Merger, refer exclusively to the FemPartners Shares. As used herein, "Gross Exchange Value" shall mean the amount of $497,744, and such amount shall not be (a) adjusted in the event of any stock dividends, stock splits, reverse stock splits or recapitalizations to which the Subject Shares are subject after the date of this Agreement or (b) affected by any forfeiture or loss of FemPartners Shares withheld at the closing of the Merger to be conditionally distributed to Shareholder pursuant to the Merger.

         3. CONDITIONS TO EXCHANGE RIGHT. In addition to the other terms and conditions contained in this Agreement, Shareholder shall only be entitled to exchange the Subject Shares if each of the following conditions has been satisfied:

                  (a) There shall not have been, on or before December 1, 2001 (the "Determination Date"), any registered public offering of shares of the same class as the Subject Shares, or any other transaction or event pursuant to which shares of the same class as the Subject Shares shall have become publicly traded at a per share price (existing immediately after such public offering or other transaction or event) which would yield an amount equal to or greater than the Gross Exchange Value upon a sale of all of the Subject Shares at such price; and

                  (b) Shareholder shall not be, or have been, at any time on or prior to the date of the closing of any exchange of stock pursuant to this Agreement (the "Closing Date"), in breach of, or default under, this Agreement, any of the Acquisition Documents or any other contract or agreement to which Shareholder and Syntera, FemPartners, APS and/or any of their affiliates are parties; and

                  (c) At the Closing Date, Shareholder has all requisite legal capacity and authority to engage in the transactions contemplated by this Agreement, is the owner of all the Subject Shares, and the Subject Shares are free of any and all liens, claims or encumbrances of any kind whatsoever; and

                  (d) If the Merger has not occurred on or prior to December 31, 1999, then on or before the Closing Date, Syntera shall not be, or have been, a party to any merger, consolidation or similar transaction, or agreement with respect thereto, pursuant to which Syntera was not or would not be, the named surviving entity after such merger, consolidation or other transaction.

         4. EXCHANGE  NOTICE.  In the event all of the  conditions  described in
Section 1 are satisfied as of the Determination Date and Shareholder elects to exercise its right to exchange its Exchangeable Subject Shares (as hereinafter defined), Shareholder shall provide written notice thereof (the "Exchange Notice") to APS, which Exchange Notice must be received by APS not later than the date (the "Expiration Date") which is one hundred eighty (180) calendar days after the Determination Date. In the event (i) any of the conditions required for an exchange to be permissible, as described in Section 1 above, fail to be satisfied on or prior to the Determination Date, or (ii) any of the conditions specified in subsections (b), (c) and (d) of Section 1 fail to be satisfied on or prior to the Closing Date, or (iii) APS fails to receive an Exchange Notice from Shareholder on or prior to the Expiration Date; then, in any such case, all of Shareholder's rights under this Agreement shall automatically terminate and be of no further force or effect whatsoever.

         5.       SHARE EXCHANGE.

         (a) Shareholder's right to exchange its Subject Shares hereunder shall apply as to all, but not less than all, of the Subject Shares which are eligible for exchange as described in this subparagraph (a). Assuming Shareholder has complied with all of the conditions allowing for an exchange pursuant to this Agreement, 54.8% of the Subject Shares shall be eligible for exchange as provided in this Agreement; and the remaining 45.2% of the Subject Shares, or a portion thereof, will only be eligible for an exchange hereunder in the event, and only to the extent, the Clinic (as hereinafter defined) achieves certain Practice Accrual Earnings (as hereinafter defined) levels prior to December 1, 2001 (the "Vesting Cutoff Date"). For purposes of this Agreement, the terms "Clinic" and "Practice Accrual Earnings" shall have the meanings set forth in that certain Management Agreement which is one of the Acquisition Documents. The Practice Accrual Earnings of Clinic for any twelve (12) consecutive monthly period ending on or prior to the Vesting Cutoff Date is hereinafter referred to as the "Clinic PAE." The parties acknowledge and agree that in the event Clinic PAE does not exceed $450,000 during any twelve (12) consecutive calendar monthly period ending on or prior to the Vesting Cutoff Date, then no portion of the 45.2% of the Subject Shares shall be subject to exchange pursuant to this Agreement. In the event that, during any twelve (12) consecutive calendar monthly period ending on or prior to the Vesting Cutoff Date, the Clinic PAE exceeds $450,000, then the percentage of the 45.2% of the Subject Shares which will be eligible for exchange pursuant to this Agreement (assuming compliance with all other conditions provided for in this Agreement) will be determined by multiplying 45.2% by a fraction, the numerator of which is the amount by which

Clinic PAE exceeds $400,000 (but not greater than $100,000 in any event), and the denominator of which is $100,000.

         EXAMPLE: The following is provided purely by way of example only, and illustrates the calculation of the number of Subject Shares eligible for exchange under this Agreement, assuming satisfaction of all other conditions allowing for an exchange pursuant to this Agreement.

                  Assume Clinic PAE is $475,000 for the 12 months ended December 31, 1999, which is the largest twelve (12) month level of Clinic PAE achieved in any period ended on or prior to the Vesting Cutoff Date.

                  Total Subject Shares eligible for exchange hereunder would be 88.7% of the Subject Shares determined as follows:

                  $475,000 - $400,000        x     45.2%      =     33.9%
                  -------------------
                       $100,000

                                                              +     54.8%
                                                                    -----
                                                                           88.7%

                                                                    =====

         (b) In the event Shareholder has complied with all of the conditions allowing for an exchange pursuant to this Agreement, the closing of any such exchange (the "Closing") shall occur at the offices of APS in Austin, Texas, on such day and at such time as the parties hereto may mutually agree upon, or in the failure to so agree, at 10:00 a.m. Austin, Texas time on the first business day that falls thirty (30) days after the later of (x) the Expiration Date, (y) if a Lock-Up Period (as hereinafter defined) is imposed pursuant to Section 6 hereof, the day on which such Lock-Up Period ends, or (z) if a Market Delay (as hereinafter defined) is imposed pursuant to Section 5(c) hereof, the day on which such Market Delay ends. The maximum number of Subject Shares which Shareholder has the right to exchange pursuant to subparagraph (a) of this

Section are hereinafter referred to as the "Exchangeable Subject Shares." At the Closing, Shareholder shall be entitled to receive either:

                  (i) such shares of APS Common as is determined by dividing the Gross Exchange Value by the average of the "bid" and "ask" prices for APS Common as quoted by the National Association of Securities Dealers Automated Quotation System at the close of trading on each of the last five (5) business days immediately preceding the Closing Date; or

                  (ii) such shares of Prime Stock as is determined by dividing the Gross Exchange Value by the average of the "bid" and "ask" prices for the Prime Stock as quoted by the National Association of Securities Dealers Automated Quotation System at the close of trading on each of the last five (5) business days immediately preceding the Closing Date; or

                  (iii) cash or immediately available funds in the amount of the Gross Exchange Value; or

                  (iv) any combination thereof (as determined by APS in its sole discretion), equal in aggregate value to the Gross Exchange Value.

         (c) In the event APS  elects to  satisfy  its  obligations  under  this
Section 5 in whole or in part with the issuance to Shareholder of shares of APS Common or Prime common stock, APS shall have the right to delay the issuance of such shares of APS Common or Prime common stock for up to ninety (90) calendar days (the "Market Delay"), if, in APS' sole discretion, an

issuance of shares of APS Common or Prime common stock pursuant to this Agreement, or in combination with any similar agreement or agreements, would depreciate the market value of the APS Common or Prime common stock, as applicable.

         (d) At the Closing, Shareholder shall tender its share certificate(s) for all of the Exchangeable Subject Shares, duly endorsed in blank, to APS, and shall also provide APS with an executed blank stock power, in form and substance reasonably acceptable to APS, wherein Shareholder represents and warrants to APS
(i) that Shareholder has all necessary legal capacity, power and authority to engage in the transactions contemplated hereby, and (ii) that Shareholder owns all interests in and to the Exchangeable Subject Shares and that the Exchangeable Subject Shares are being transferred to APS free and clear of all liens, claims or encumbrances of any kind whatsoever.

         (e) Any shares of APS Common or Prime Stock that Shareholder receives in the exchange are hereinafter referred to as the "New Shares." The parties acknowledge and agree that Shareholder shall receive a whole number of shares of New Shares only, and that any fractional share amounts resulting from the foregoing exchange calculation shall be rounded up or down, as the case may be, to the next whole number of shares. At the Closing, Shareholder shall either receive a share certificate or certificates for all its New Shares or, if APS is unable to produce (or caused to be produced) such certificate or certificates by the Closing Date, will receive a copy of a registered letter sent from APS to the transfer agent instructing the transfer agent to deliver such certificate or certificates in the name of Shareholder directly to Shareholder or Shareholder's designee.

         6. NEW SHARES TRANSFERABILITY. APS will have registered any shares of APS Common exchanged hereunder with the Securities and Exchange Commission (the "Commission"), and made such other filings and taken such other steps as necessary, so that Shareholder may immediately sell, or otherwise convey, such shares of APS Common without restriction (except as otherwise provided below). Shareholder agrees to cooperate fully and in all respects with APS in connection with any such registration, whether such cooperation is requested before or after the Determination Date. Failure of Shareholder to cooperate fully, including without limitation, promptly providing complete and accurate information to APS, in connection with the registration of any APS Common shares, whether such cooperation and/or information is requested before or after the Determination Date or before or after Shareholder delivers any Exchange Notice, shall automatically terminate Shareholder's rights under this Agreement. Notwithstanding anything contained herein to the contrary, in the event that APS is in the process, either at the Closing Date or at the Determination Date, of registering and/or selling any of its capital stock in or pursuant to any underwritten public offering, upon the written request of the lead underwriter involved therein, Shareholder agrees, and shall then agree in writing in form and substance reasonably acceptable to APS, to not sell, attempt to sell, or solicit or accept any offers to sell or otherwise convey, any of its shares of APS Common for such period of time (not to exceed one hundred eighty (180) days) as may be requested by such lead underwriter (the "Lock-Up Period"). Any Prime Stock exchanged hereunder will be registered with the Commission and will be free of any and all liens, encumbrances and security interests, so that Shareholder may immediately sell or otherwise convey such Prime Stock without restriction.

         7.       MISCELLANEOUS.

                  (a) FEES AND EXPENSES. Each party hereto agrees to bear all fees and expenses (including without limitation all fees and expenses for its legal counsel and any accountants or other professional advisors) incurred in connection with the transactions contemplated hereby.

                  (b) GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except the laws of Texas that would render such choice of law ineffective). Venue for any action relating to this Agreement shall be proper only in Travis County, Texas.

                  (c) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  (d) INUREMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. No party hereto may assign this Agreement, or any of their rights or obligations hereunder, without the express prior written consent of all parties hereto in each instance.

                  (e) NOTICES. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage pre-paid to the relevant party at its address indicated below:

         APS:             American Physicians Service Group, Inc.
                          1301 Capital of Texas Highway, Suite C-300
                          Austin, Texas 78746-6550

                          Attn: President

         Shareholder:     David L. Berry, M.D.
                          1111 West 34th Street, Suite 301
                          Austin, Texas  78705

Any party may change its address for purposes of this Agreement by proper notice to the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, as of the date first above written.

APS:                      AMERICAN PHYSICIANS SERVICE GROUP, INC.

                          By:           /s/ W. H. Hayes
                                       -----------------------------

                          Printed Name: W. H. Hayes
                                       -----------------------------

                          Title:        Sr. VP - Finance
                                       -----------------------------
SHAREHOLDER:
                                        /s/  David L. Berry,
                                       -----------------------------
                                        David L. Berry, M.D.